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                                                                     EXHIBIT 5.1


[ERNST & YOUNG LOGO] -     ERNST & YOUNG LLP               - Phone: 403 290-4100
                           CHARTERED ACCOUNTANTS             Fax:   403 290-4265
                           Ernst & Young Tower
                           1000 440 2 Avenue SW
                           Calgary AB Canada T2P 5E9






                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" and to the use of our report to the Directors of Paramount Resources Ltd. and "Comments by Auditors For United States Readers on Differences Between Canadian and United States Reporting Standards" dated March 14, 2003 (except for notes 2 and 16 which are as at September 29, 2003), relating to the consolidated financial statements of Paramount Resources Ltd. as at December 31, 2002 and 2001 and for the years then ended, in the Registration Statement on Form F-10 and related Prospectus of Paramount Resources Ltd. for the registration of US$ 150,000,000 Senior Notes of the company (the "Registration Statement").




Calgary, Canada                                            /s/ Ernst & Young LLP
September 29, 2003                                         Chartered Accountants